Exhibit (a)(3)

STEALTH BIOTHERAPEUTICS CORP

(the “Company”)

SHAREHOLDER PROXY

I/We
Please print Name(s)

of
Please print Address(es)

the undersigned, being the registered holder(s) of                  ordinary shares, with a par value of US$0.0003 each of the Company, hereby: (a) acknowledge the receipt of the notice of the extraordinary general meeting of the shareholders of the Company to be held on             , 2022 at                  (the “Extraordinary General Meeting”) and the proxy statement, each dated             , 2022, and (b) appoint the Chairman of the Extraordinary General Meeting or                  of                  as my/our proxy to attend and act for me/us at the Extraordinary General Meeting and at any adjournment(s) or postponement(s) thereof, to vote for me/us as indicated below and do all acts and things which it could have done at that Extraordinary General Meeting of the Company. Signed proxies, which fail to indicate the shareholder’s voting instructions on the specified resolutions, will give the proxy discretion to vote as it determines appropriate. Please indicate with a “✓” in the spaces provided how you wish your votes to be cast on a poll.

Proposal 1	For	Against	Abstain
IT IS RESOLVED as special resolutions that:

(a)   the execution, delivery and performance of the agreement and plan of merger, dated as of July 31, 2022 (the “Merger Agreement”), among Stealth Parent Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”), Stealth Merger Sub Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company (such Merger Agreement being in the form attached as Annex A to the accompanying proxy statement and produced and made available for inspection at the extraordinary general meeting) be and is hereby authorized and approved;

	☐	☐	☐

(b)   the execution, delivery and performance of the plan of merger (the “Plan of Merger”) required to be registered with the Registrar of Companies in the Cayman Islands (such Plan of Merger being substantially in the form attached as Annex A to the Merger Agreement) in order to give effect to the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”) be and is hereby authorized and approved;

	☐	☐	☐

(c) the Merger and the completion of any and all transactions contemplated by the Merger Agreement and the Plan of Merger (the “Transactions”) be and are hereby authorized and approved; and	☐	☐	☐

(d)   upon the Merger becoming effective, the existing memorandum and articles of association of the Company be and hereby replaced in their entirety with a new memorandum and articles of association of the Company (as the surviving company) in the form attached as Annexure 2 to the Plan of Merger (the “Amendment of the M&A”).

	☐	☐	☐

Proposal 2	For	Against	Abstain
IT IS RESOLVED as a special resolution that each of the directors and officers of the Company be and are hereby authorized to do all things necessary to give effect to the Merger Agreement, the Plan of Merger and the consummation of the Transactions, including the Merger and, upon the Merger becoming effective, the Amendment of the M&A.	☐	☐	☐

Signed:

Dated:

NOTES

1.

A member entitled to attend and vote at the Extraordinary General Meeting may appoint a proxy to attend and, on a poll, vote in place of the member. A proxy need not be a member of the Company. A member may chose a proxy of a member’s own choice by inserting the proxy’s name on this proxy form in the space provided above.

2.	If the appointer is a corporation, this form must be executed under its common seal or the hand of a duly authorised person/officer.

3.	If the proxy form is returned without an indication as to how the proxy is to vote on a particular matter, the proxy will have the discretion to vote as it determines appropriate.

4.	In the case of joint holders, both holders must sign this form.

5.	Any alterations made in this form must be initialled.

6.

To be effective, the proxy form and any authority under which it is executed (or a notarially certified copy of such authority) must be sent to Intertrust Corporate Services (Cayman) Limited, One Nexus Way, Grand Cayman KY1-9005, Cayman Islands with a copy to Legal@stealthbt.com no later than the time for holding the meeting or adjourned meeting at which the proxy is to be used.

7.	Completion and return of the proxy form will not prevent shareholders entitled to vote from attending and voting in person at the Extraordinary General Meeting.

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